EXHIBIT 21.1
THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.
The following is a list of subsidiaries of The Warnaco Group, Inc. as of January 2, 2010. Subsidiaries of The Warnaco Group, Inc. to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation

4278941 Canada Inc.	Canada
AEB Participacoes Ltda.	Brazil
Authentic Fitness On-Line Inc.	Nevada
Calvin Klein Jeanswear Asia, Ltd.	Hong Kong
Calvin Klein Jeanswear Company	Delaware
CCC Acquisition Corp.	Delaware
CK Jeanswear Australia Pty Limited	Australia
CK Jeanswear Europe S.r.l.	Italy
CKJ Fashion (Shanghai) Ltd.	People’s Republic of China
CK Jeanswear Korea Ltd.	Korea
CK Jeanswear NZ Ltd.	New Zealand
CKJ Holdings, Inc.	Delaware
CKJ UK Ltd.	United Kingdom
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Distribuidor Textil Warnaco Chile Limitada	Chile
Distribuidor Textil Warnaco Peru S.A.	Peru
Eratex Gmbh	Germany
Euro Retail S.r.l.	Italy
FA France Sarl	France
Gold Lightening Ltd.	Hong Kong
Jeanswear Services Ltd.	United Kingdom
Lenitex-Warnaco Handelsgesellschaft m.b.H.	Austria
Lintex-Warnaco S.a.r.l.	Switzerland
Mullion International Limited	British Virgin Islands
Warnaco Brasil Participacoes Ltda.	Brazil
Ocean Pacific Apparel Corp.	Delaware
Vista de Yucatan S.A. de C.V.	Mexico
Warnaco (HK) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco Apparel SA (Proprietary) Limited	South Africa
Warnaco Argentina S.r.l.	Argentina
Warnaco Asia Limited	Hong Kong
Warnaco Belgium Sprl	Belgium
Warnaco B.V.	Netherlands
Warnaco Commerce (Shanghai) Company Limited	Peoples Republic of China
Warnaco Denmark A/S	Denmark
Warnaco France S.A.R.L.	France
Warnaco Germany GmbH	Germany

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation

Warnaco Global Sourcing Limited	Hong Kong
Warnaco Inc.	Delaware
Warnaco International Trading (Shanghai) Co. Ltd.	Peoples Republic of China
Warnaco Intimo, S.A.	Spain
Warnaco Italy S.r.l.	Italy
Warnaco Logistics B.V.	Netherlands
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Poland Sp. z.o.o.	Poland
Warnaco Puerto Rico, Inc.	Delaware
Warnaco Retail Inc.	Delaware
Warnaco Shanghai Co. Ltd.	People’s Republic of China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco Taiwan Co. Ltd.	Taiwan
Warnaco UK Limited	Northern Ireland
Warnaco U.S. Inc.	Delaware
Warner’s (EIRE) Teoranta	Ireland
Warner’s Aiglon, S.A.	France
Warner’s de Mexico, S.A. de C.V.	Mexico
WBR Industria e Comercio de Vestuario S.A.	Brazil
WF Overseas Fashion C.V.	Netherlands